UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 20, 2014, Labor Smart, Inc. (the “Company”) issued fifty-one (51) shares of Series A Preferred Stock to Ryan Schadel for his service as the Chief Executive Officer and director of the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder. Each share of Series A Preferred Stock is convertible into one (1) share of common stock of the Company at the election of the holder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 6, 2014 the Company filed a Certificate of Designation with the Nevada Secretary of State to amend its Articles of Incorporation to create and designate the rights and preferences of a new series of preferred stock designated the Series A Preferred Stock (“Series A Preferred Stock”). The number of shares authorized as Series A Preferred Stock shall be fifty one (51) shares. Each share of Series A Preferred Stock shall be convertible into one (1) share of common stock of the Company at the election of the holder and shall have voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number 99.1	Description of Exhibit Certificate of Designation filed with Nevada Secretary of State on October 6, 2014

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	October 21, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer